     As filed with the Securities and Exchange Commission on May 11, 1998

                                                      Registration No. 333-44935

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ____________________

                         Post-Effective Amendment No. 1
                                  on FORM S-8
                                       to
                                    FORM S-4
                             Registration Statement
                     Under The Securities Act of 1933  /*/
                              ____________________

                                  FISERV, INC.
                                  ------------
             (Exact name of Registrant as Specified in its Charter)

          WISCONSIN                                7374                          39-1506125
-------------------------------              -----------------                 ----------------
(State or other jurisdiction of              (Primary Standard                 (I.R.S. Employer
incorporation or organization)     Industrial Classification Code Number)     Identification No.)

                                255 Fiserv Drive
                          Brookfield, Wisconsin 53045
                                 (414) 879-5000
              ---------------------------------------------------
              (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

            Dimension Capital Corp. 1993 Director Stock Option Plan Dimension Capital Corp. 1993 Employee Stock Option Plan
            CUSA Technologies, Inc. 1995 Employee Stock Option Plan
         -------------------------------------------------------------------
                            (Full title of the plan)

                               Kenneth R. Jensen
                        Senior Executive Vice President
                                  Fiserv, Inc.
                                255 Fiserv, Inc.
                          Brookfield, Wisconsin 53045
                                (414) 879-5000
 ------------------------------------------------------------------------------
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                   Copies to:

                            Charles W. Sprague, Esq.
                                  Fiserv, Inc.
                                255 Fiserv Drive
                          Brookfield, Wisconsin 53045

/*/ Filed as Post-Effective Amendment No. 1 on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described herein. See "Introductory Statement."

                        CALCULATION OF REGISTRATION FEE
================================================================================


           Title of                                   Proposed           Proposed
          Securities                                  Maximum            Maximum           Amount of
            to be             Amount to be         Offering Price       Aggregate        Registration
          Registered       Registered/(1)(2)/        Per Share           Offering             Fee
-------------------------------------------------------------------------------------------------------
         Common Stock            791/(3)/            $ 92.48/(4)/      $   73,151.68         N/A/(5)/
       $0.10 par value
          per share            6,028/(3)/            $ 73.16/(4)/      $  441,008.48         N/A/(5)/
       (and Associated
       Purchase Rights)          957/(3)/            $122.90/(4)/      $  117,615.30         N/A/(5)/

                           13,333/(3)(6)/            $110.16/(4)/      $1,468,763.28         N/A/(5)/
-------------------------------------------------------------------------------------------------------

(1) Includes one Associated Purchase Right per share of common stock, $0.01 par value per share ("Common Stock"), of Fiserv, Inc., a Wisconsin corporation (the "Company" or "Registrant"), issuable under the Dimension Capital Corp. 1993 Director Stock Option Plan, the Dimension Capital Corp. 1993 Employee Stock Option Plan and the CUSA Technologies, Inc. 1995 Employee Stock Option Plan (collectively, the "Stock Option Plans").

(2) The number of shares of Common Stock to be registered may be adjusted in accordance with the provisions of the Stock Option Plans in the event that, during the period the Stock Option Plans are in effect, the number of shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination, exchange of shares, declaration of any Common Stock dividends or similar events without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Stock Option Plans.

(3) Represents the number of shares of Common Stock issuable upon the exercise of options which were granted under the Stock Option Plans prior to the effective time of the merger of CUSA Technologies, Inc., a Nevada corporation ("CTI"), with and into Fiserv Solutions, Inc., a Wisconsin corporation and wholly owned subsidiary of the Company (the "Merger"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of November 4, 1997 and amended December 31, 1997, February 27, 1998 and March 19, 1998, among CTI, Fiserv Solutions and the Company (the "Merger Agreement"), each outstanding option to acquire shares of common stock of CTI that was granted under the Stock Option Plans prior to the effective time of the Merger could be converted into an option to acquire shares of Common Stock based upon a conversion ratio described further herein and the exercise price of previously granted options was adjusted as further described herein. See "Introductory Statement." The number of shares of Common Stock issuable under the Stock Option Plans is as follows: (i) the Dimension Capital Corp. 1993 Director Stock Option Plan - 791 shares; (ii) the Dimension Capital Corp. 1993 Employee Stock Option Plan - 6,028 shares; and (iii) the CUSA Technologies, Inc. 1995 Employee Stock Option Plan - 957 shares. The number of shares of Common Stock issuable pursuant to Non-Statutory Stock Options is 13,333.

(4) Estimated solely for the purpose of determining the registration fee and based on a weighted average of the exercise price of options issued under the Stock Option Plans outstanding as of the date hereof, adjusted based on the conversion ration, to reflect the price at which such options could be exercised to purchase shares of Common Stock on the date hereof pursuant to the Merger Agreement.

(5) A registration fee covering 487,210 shares of Common Stock to be issued in connection with the Merger was paid by the Registrant with the Registration Statement on Form S-4 (Registration No. 333-44935) filed with the Securities and Exchange Commission on January 26, 1998. Of the 487,210 shares of Common Stock registered on the Registration Statement on Form S-4, 393,107 shares were issued to holders of CTI Common Stock in connection with the Merger and 53,963 shares were placed in escrow to cover certain specified and unspecified liabilities, and of the remaining 40,140 shares of Common Stock, 21,109 are being registered pursuant to this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4.

(6) Represents Non-Statutory Stock Options granted by the Board of Directors of CTI under an option and compensation contract solely for employees, directors or officers of CTI pursuant to services rendered to CTI.

                             INTRODUCTORY STATEMENT


     Fiserv, Inc., a Wisconsin corporation (the "Company" or "Registrant") hereby amends its Registration Statement on Form S-4 (Registration No. 333-44935) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 21,109 shares of common stock, $0.01 par value per share, of the Company ("Common Stock") issuable upon the exercise of options granted under the Dimension Capital Corp. 1993 Director Stock Option Plan, the Dimension Capital Corp. 1993 Employee Stock Option Plan, the CUSA Technologies, Inc. 1995 Employee Stock Option Plan (collectively,the "Stock Option Plans") and non-statutory stock options granted by the Board of Directors of CUSA Technologies, Inc.

     On April 30, 1998, CUSA Technologies, Inc., a Nevada corporation ("CTI") was merged with and into Fiserv Solutions, Inc., a Wisconsin corporation and wholly owned subsidiary of the Company (the "Merger"). Pursuant to the Merger, each of the outstanding options to acquire shares of common stock of CTI granted under the Stock Option Plans prior to the Effective Time was converted into options to acquire shares of Common Stock. As of the effective time of the Merger, the Company assumed the rights, duties and obligations of CTI under the Stock Option Plans. The number of shares of Common Stock that the holder of an assumed option will be entitled to receive upon the exercise of such option is the number of whole shares determined by multiplying the number of shares of CTI common stock subject to such option by a conversion ratio of .024329322, and the exercise price of each share of Common Stock subject to an assumed option is the amount (rounded to the nearest whole cent) obtained by dividing the exercise price applicable to options to acquire shares of CTI common stock by .024329322. The duration and terms of the assumed options shall be the same as the options to acquire CTI common stock.

     The designation of the Post-Effective Amendment as Registration No. 333-44935 denotes that the Post-Effective Amendment relates only to shares of Common Stock issuable upon the exercise of options granted under the Stock Option Plans.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I will be included in documents sent or given to participants in the Stock Option Plans. Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Post-Effective Amendment or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.
             ---------------------------------------

          The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

     (a) The Company's latest Annual Report on Form 10-K for the year ended December 31, 1997.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     (c) The Company's Current Reports on Form 8-K dated March 24, 1998, February 23, 1998 and January 20, 1998, filed with the Commission on March 24, 1998, February 24, 1998 and January 20, 1998, respectively.

     (f) The description of the Company's Common Stock contained in the Company's Prospectus, dated March 31, 1998, and included in the Company's Registration Statement on Form S-4 (File No. 333-44935).

     (e) The description of certain Rights to purchase Series A Junior Participating Preferred Stock, which description is contained in the Company's Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, dated February 23, 1998.

     All documents subsequently filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Item 4.  Description of Securities.
              -------------------------

          Not Applicable.


     Item 5.  Interests of Named Experts and Counsel.
              --------------------------------------

          The legality of the Common Stock to be issued in connection with the Stock Option Plans has been passed upon by Charles W. Sprague, Esq., Executive Vice President, General Counsel and Secretary of the Company. As of the date of this Post-Effective Amendment No. 1 on Form S-8, Mr. Sprague beneficially owned 27,461 shares of Common Stock.


     Item 6.  Indemnification of Directors and Officers.
              -----------------------------------------

     In general, the Wisconsin Business Corporation Law provides that a corporation shall indemnify directors and officers for all reasonable expenses incurred in connection with the successful defense of actions arising in connection with their service as directors and officers of the corporation. In other cases, the Wisconsin statute provides that the corporation shall indemnify a director or officer against liability unless the director or officer breached or failed to perform a duty owed to the corporation and such breach or failure meets certain specified criteria constituting, in general, some act of misconduct. In addition, the corporation may reimburse a director or officer for his expenses in defending against actions as they are incurred upon the director's or officer's written request accompanied by a written affirmation of his good faith belief that he has not breached or failed to perform his duties to the corporation and a written undertaking to repay amounts advanced if it is ultimately determined that indemnification is not required under the Wisconsin Business Corporation Law. A court of law may order that the corporation provide indemnification to a director or officer if it finds that the director or officer is entitled thereto under the applicable statutory provision or is fairly and reasonably entitled thereto in view of all the relevant circumstances, whether or not such indemnification is required under the applicable statutory provision.

     The Wisconsin Business Corporation Law specifies various procedures pursuant to which a director or officer may establish his right to indemnification.

     Provided that it is not determined by or on behalf of the corporation that the director or officer breached or failed to perform a duty owed to the corporation and such breach or failure meets certain specified criteria constituting, in general, some act of misconduct, its articles of incorporation or bylaws, by written agreement, by resolution of its board of directors or by a vote of the holders of a majority of its outstanding shares.

     The Registrant's Bylaws provide for indemnification and advancement of expenses of directors and officers to the fullest extent provided by the Wisconsin Business Corporation Law. This provision is not exclusive of any other rights to indemnification or the advancement of expenses to which a director or officer may be entitled to under any written agreement, resolution of directors, vote of stockholders, by law or otherwise.


     Item 7.  Exemption from Registration Claimed.
              -----------------------------------

          Not Applicable.


     Item 8.  Exhibits.
              --------

          The Exhibits to this Registration Statement are listed in the Exhibit Index which is incorporated herein by reference.

     Item 9.  Undertakings.
              ------------

     The undersigned Registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
          1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on the 7th day of May, 1998.

                                    FISERV, INC.

                                By:   /s/ Kenneth R. Jensen
                                      ---------------------
                                      Kenneth R. Jensen,
                                      Senior Executive Vice
                                      President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated:

              *             Chairman of the Board and Director       May 7, 1998
    ----------------------  (Principal Executive Officer)
      (George D. Dalton)

              *             Vice Chairman, President and Director    May 7, 1998
    ----------------------
       (Leslie M. Muma)

              *             Senior Executive Vice President,         May 7, 1998
    ---------------------   Treasurer and Director (Principal
     (Kenneth R. Jensen)    Financial and Accounting Officer)


              *             Vice Chairman, President -               May 7, 1998
    ----------------------  Information Technology, Inc. and
      (Donald F. Dillon)    Director

              *             Director                                 May 7, 1998
    ----------------------
       (Gerald J. Levy)

              *             Director                                 May 7, 1998
    ----------------------
     (L. William Seidman)

              *             Director                                 May 7, 1998
    ----------------------
   (Thekla R. Shackelford)


*By: /s/ Kenneth R. Jensen
    ----------------------
 (Kenneth R. Jensen, individually
 and as attorney-in-fact for the persons indicated)

                                 EXHIBIT INDEX

Regulation S-K
 Exhibit No.             Description of Document
--------------           -----------------------
Exhibit 2.1 Agreement and Plan of Merger, dated as of November 4, 1997 and amended December 31, 1997, February 27, 1998 and March 19, 1998, among CTI, Fiserv Solutions and the Company (1)

Exhibit 4.1       Dimension Capital Corp. 1993 Director Stock Option Plan

Exhibit 4.2       Dimension Capital Corp. 1993 Employee Stock Option Plan

Exhibit 4.3       CUSA Technologies, Inc. 1995 Employee Stock Option Plan

Exhibit 5         Opinion of Charles W. Sprague (1)

Exhibit 23.1      Consent of Deloitte & Touche LLP

Exhibit 23.2      Consent of Coopers & Lybrand L.L.P.

Exhibit 23.3      Consent of Charles W. Sprague (included in Exhibit 5)

Exhibit 24        Power of Attorney (1)

_________________________

(1) Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 33-98298) to which this is Post-Effective Amendment No. 1.